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                                                                     EXHIBIT 5.1



                         [Letterhead of Bryan Cave LLP]

                                  April 2, 2001



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC  20549

Ladies and Gentlemen:

         We are acting as counsel for NuVox, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to 20,946,207 shares of the Company's common stock, $0.01 par value per share, 10,000,000 of which are issuable under the NuVox, Inc. 1998 Stock Incentive Plan and 10,946,207 of which are issuable under the NuVox/TriVergent Corporation Employee Incentive Plan (the "Plans").

         In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of the Registration Statement, the Company's Amended and Restated Certificate of Incorporation and Bylaws, as amended and now in effect, proceedings of the Board of Directors of the Company and such other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render this opinion. In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the due authority of the parties signing such documents, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

         Based upon and subject to the foregoing, it is our opinion that the 20,946,207 shares of common stock of the Company covered by the Registration Statement have been duly authorized by all necessary action and, when issued upon exercise of options granted pursuant to the Plans, will be legally issued, fully paid and non-assessable shares of common stock of the Company.

         This opinion is not rendered with respect to any laws other than the laws of the State of Delaware and the Federal law of the United States. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                          Very truly yours,

                                          /s/ BRYAN CAVE LLP